Exhibit 3.2

CERTIFICATE OF FORMATION

OF

LORILLARD, LLC

June 12, 2015

This Certificate of Formation of Lorillard, LLC (the “Company”) is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

1. The name of the limited liability company formed hereby is Lorillard, LLC.

2. The name and address of the Company’s registered agent for service of process on the Company and its registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. The Certificate of Formation of Lorillard, LLC is to become effective at 11:58p.m. Eastern Time on June 12, 2015.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation as of the date written above.

/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Authorized Person

[SIGNATURE PAGE FOR CERTIFICATE OF FORMATION]